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                                                                   EXHIBIT 10.10

                      ASSIGNMENT, CONSENT AND ACCEPTANCE

          WHEREAS, DST Systems, Inc. ("DST") and Kansas City Southern Industries, Inc. ("KCSI") are parties to that certain Registration Rights Agreement dated as of October 24, 1995, amended as of June 30, 1999 (the "Agreement"), a copy of which amendment is attached hereto as Exhibit A; and

          WHEREAS, KCSI desires to assign all of its rights and obligations under the Agreement to KCSI's wholly-owned subsidiary, Stilwell Financial, Inc. ("Stilwell") which may in turn desire to make further assignments, and DST desires to consent to such assignments on certain terms and conditions.

          NOW, THEREFORE, KCSI, DST and Stilwell agree as follows:

I.        Defined Terms

          Capitalized terms used herein shall have the meaning set forth herein or in the Agreement.

II.       Assignment

          KCSI hereby transfers and assigns to Stilwell all of KCSI's rights and obligations under the Agreement subject to the consent of DST and the acceptance of Stilwell set forth below.

III.      Consent to Transfers

          A. DST consents to the transfer by KCSI to Stilwell of all of KCSI's shares of DST common stock, and agrees that such shares shall continue to be Registrable Securities; provided, however, that Stilwell is not an investment advisor or investment company under the Investment Company Act of 1940 or Investment Advisors Act of 1940, each as amended.

          B. DST consents to the transfer by Stilwell to Stilwell Management, Inc. ("Stilwell Management") of all of Stilwell's shares of DST common stock and agrees that such shares shall continue to be Registrable Securities; provided, however, that Stilwell owns at least ninety-five percent (95%) of Stilwell Management's voting power and that by December 31, 1999 Stilwell Management is not an investment advisor or investment company under the Investment Company Act of 1940 or Investment Advisors Act of 1940, each as amended.

IV.       Consent to Assignment

          Pursuant to Section 6 of the Agreement, DST (1) consents to the above assignment by KCSI to Stilwell, and (2) following distribution by KCSI to its shareholders of all of the common stock of Stilwell, consents to Stilwell assigning, at its discretion, the Agreement or registration rights as to some or all of the Registrable Securities under the Agreement to (a) one or more direct or indirect wholly-owned subsidiaries of Stilwell ("Stilwell Subsidiaries"), and/or (b) a third party in connection with any transaction involving the sum of One Hundred Million Dollars ($100,000,000.00) or more, which is a sale of Registrable Securities in a private placement or a transaction in which Stilwell or a Stilwell Subsidiary has the right or obligation to deliver Registrable Securities in repayment of borrowed funds. This Consent to Assignment is subject
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to the following:

               (a) the entities to which the Agreement or rights thereunder be assigned as set forth in clause 2 above ("Permitted Assigns") may exercise rights under the Agreement only if (1) DST is notified in writing in advance of the assignment of the identity of the Permitted Assignee, the number of Registrable Shares to which the assignment applies, and the substance of the transaction under which the assignment is made; and (2) the Permitted Assignee agrees in writing to be bound by all of the terms and conditions of the Agreement;

               (b) all Permitted Assignees and Stilwell shall be considered as one entity for purposes of Sections 2(e) and 3(b) of the Agreement, except that Permitted Assignees (other than Stilwell and Stilwell Subsidiaries) will not be, collectively, subject to the one-time-in-any-twelve-month-period requirement of Section 2(e) of the Agreement; and

               (c) all notices required or permitted to be given by DST under the Agreement may be given by DST to Stilwell only, regardless of any assignment by Stilwell to Permitted Assignees.

V.        Acceptance

          Stilwell hereby accepts assignment of the Agreement by KCSI set forth above subject to the terms and conditions of the Consent to Assignment by DST set forth above, and Stilwell agrees to be bound by all of the terms and conditions of the Agreement and to perform all of KCSI's obligations under the Agreement.

          Dated as of this 11th day of August, 1999.

                    KANSAS CITY SOUTHERN INDUSTRIES, INC.

                    By: /s/ Landon H. Rowland
                    Printed Name: Landon H. Rowland
                    Title:  President

                    DST SYSTEMS, INC.

                    By: /s/ Kenneth V. Hager
                    Printed Name: Kenneth V. Hager
                    Title:  Vice President and Chief Financial Officer

                    STILWELL FINANCIAL, INC.

                    By: /s/ Danny R. Carpenter
                    Printed Name: Danny R. Carpenter
                    Title:  Vice President and Secretary